Exhibit 99.1

For further information, contact John W. Hayden Senior Vice President — Controller and Investor Relations (636) 736-7000
FOR IMMEDIATE RELEASE
Reinsurance Group of America to Host Investor Day
ST. LOUIS, February 14, 2011 — Reinsurance Group of America, Incorporated (NYSE:RGA) will host a conference for institutional investors and analysts at The Pierre Hotel in New York City on Thursday, February 17, from 8:00 a.m. to 12:00 p.m. Eastern time.
A live audio webcast of the presentation will be available online at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67507&eventID=3415366 and            on RGA’s website at www.rgare.com. Webcast viewers are encouraged to visit the website at least fifteen minutes prior to the presentation to download and install any necessary software. Presentation slides will be available at www.rgare.com (through the link on the Investor Relations page).
Reinsurance Group of America, Incorporated is among the largest global providers of life reinsurance, with subsidiary companies or offices in Australia, Barbados, Bermuda, Canada, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Mexico, the Netherlands, Poland, South Africa, South Korea, Spain, Taiwan, the United Kingdom and the United States. At December 31, 2010, the company had approximately $2.5 trillion of worldwide life reinsurance in force and assets of $29.1 billion.
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